Exhibit 99.1

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

NOVAGOLD Marks 2014 by Reaching Important Milestones in Advancing Permitting
of Donlin Gold and Strengthening Stakeholder Relationships

▶	Donlin Gold moved beyond the half-way mark in the permitting process with the Army Corps of Engineers (the Corps) completing the initial draft of the Environmental Impact Statement (EIS)
▶	Owners of Donlin Gold secured key agreements related to the project’s surface rights and formed important alliances aimed at protecting Alaska’s fish and wildlife
▶
NOVAGOLD sustained its strong financial position with approximately $165 million in cash and term deposits, sufficient to advance Donlin Gold through permitting, fund activities at Galore Creek and repay the remaining balance on its convertible notes

January 28, 2015 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today released its year-end financial results and project update for its flagship 50%-owned Donlin Gold project in Alaska and its 50%-owned Galore Creek project in British Columbia.

Details of the Company’s financial results for the year ended November 30, 2014 are presented in the consolidated financial statements and in the annual report filed on Form-10K with the SEC that will be available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In 2014, NOVAGOLD achieved the following:

▶	Significantly advanced permitting of Donlin Gold:
▶	Development of alternatives for the EIS completed by the Corps, the project’s lead permitting agency
▶	The Corps also finalized initial chapters of the Donlin Gold draft EIS
▶	Donlin Gold made submissions of information requested by the Corps for the draft EIS
▶
Extended Donlin Gold Surface Use Agreement with The Kuskokwim Corporation (TKC) which now coincides with Calista Corporation’s (“Calista”) Exploration and Mining Lease and covers the entire projected mine life

▶	Formed important alliance with the National Fish and Wildlife Foundation’s (NFWF) Alaska Fish and Wildlife Fund to protect, conserve and restore Alaska’s fish and wildlife
▶	Built upon extensive local outreach efforts in Alaska:
▶	Held informational meetings in numerous villages in the Yukon-Kuskokwim region where the Donlin Gold project is located
▶	Funded youth educational programs, resources and camps
▶	Sponsored, participated and volunteered in numerous state-wide and local events
▶	Maintained a strong financial position with total spending 14% lower than budget in 2014

President’s Message

We made excellent progress in 2014, setting the stage to continue to advance Donlin Gold up the value chain. Significant headway was achieved in five key areas: firstly, the Corps, with the collaboration of the cooperating agencies and Donlin Gold, successfully advanced permitting activities on budget and on schedule: completing the alternatives development for the EIS, submitting all related-party comments and finalizing the initial chapters of the draft EIS; secondly, we extended the Donlin Gold Surface Use Agreement with TKC for the entire project mine life; thirdly, we announced a new partnership with the NFWF alliance on the Alaska Fish and Wildlife fund to protect, restore, and conserve Alaska’s fish and wildlife, a truly unique partnership; fourthly, we carried out extensive outreach efforts and sponsorship initiatives in Alaska; and lastly, we continued to reduce expenditures, spending 14% less than we budgeted for 2014. Our commitment to conserve cash affords us the flexibility to fund Donlin Gold studies and activities through permitting and up to a record of decision, to support Galore Creek technical studies, as well as meet our other financial obligations. These are particularly meaningful achievements, considering the challenging market environment we live in. This progress positions Donlin Gold as one of the few major gold projects that could be shovel-ready as we successfully complete the permitting process and market conditions improve.

▶
 www.novagold.com
Page | 1

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

In my career, I have been fortunate to have worked on mines that ultimately operated for decades by discovering additional ounces as they carried out production. Donlin Gold is the first project I have ever worked on that has a gold resource to support several decades of mine life. Its endowment, which is only one of its many attributes, really sets it apart from any other asset in the gold industry. With the resource base of approximately 39,000,000 ounces, grade averaging about 2.2 grams of gold per tonne (unusually high for an open pit in today’s environment) and annual gold production of greater than 1,000,000 ounces anticipated for more than 27 years, Donlin Gold is in a category of its own. This future mine should handsomely profit from multiple gold cycles during its expected life. Importantly, beyond the current resource, its exploration potential should be conducive to expanding the current open-pit resource both along strike and at depth along an eight-kilometer mineralized belt. In my view, it is likely that Donlin Gold’s mine life will be substantially greater than currently envisioned. Additionally, with its all-in costs expected to average in the region of $735 per ounce for the life of the mine, Donlin Gold should be a substantial cash flow generator for a long time and, because of the above operating and mine-life characteristics, its value should increase substantially with higher gold prices. Specifically, a two-time increase in the gold price could yield a 20-fold increase in the Net Present Value of Donlin Gold1.

Donlin Gold is also proud of its time-tested and mutually-beneficial partnerships which have been developed over nearly two decades. Our team is highly experienced in working with joint venture partners and stakeholders to responsibly manage the permitting process. The truth is that we have a head start in Alaska, which has a vibrant and growing mining industry. Donlin Gold enjoys broad support from both the Government of Alaska and our Alaska Native Corporation stakeholders, Calista and TKC, who own the mineral and surface rights to Donlin Gold. Our well-established track record of social engagement and environmental stewardship in the community is a huge plus. The Government of Alaska cites Donlin Gold as a model project for responsible development, a reputation that was reinforced in 2014 by a unique strategic alliance with NFWF. We are very proud and honored to collaborate with NFWF.

In 2014, Donlin Gold passed the half-way mark in permitting. Its experienced management team worked very hard to ensure that the Corps had all the necessary tools to advance the permitting process, which was mainly focused on the preparation of the draft EIS. The Corps completed the alternatives identification and established a reasonable range of alternatives to be evaluated in the EIS. The Corps also distributed the initial drafts of the major EIS sections to the cooperating agencies and Donlin Gold, which in turn provided their feedback to the Corps prior to year-end. The Corps is now considering all the comments and is expected to incorporate the relevant changes into the draft EIS, which is on schedule to be published for public comment in 2015, with the final EIS anticipated to be issued in 2016. Donlin Gold continues to work simultaneously with other agencies on major permit applications, such as air quality, water discharge and usage, gas pipeline, wetlands, rights-of-way and dam safety.

NOVAGOLD’s relationship with its 50%-partner, Barrick Gold, has never been better. Together, we are working on opportunities to reduce initial capital outlay by exploring possibilities for third-party financing of some capital-intensive infrastructure.  Collectively, we are also investing about $3 million (100%-basis) on technical studies to identify potential design and execution enhancements from the 2011 feasibility study.

On another front, Donlin Gold remains actively engaged in sponsorship activities at the community level, supporting local youth in leadership endeavors, visiting communities in the Yukon-Kuskokwim region and executing on its workforce development strategy. Throughout 2014, we continued to promote safety, education and workforce development by supporting local and regional events, scholarships and programs. We led and participated in multiple community meetings throughout the region. Additionally, we participated in the annual spring Clean Up Green Up event, where a record 52 villages participated this year in community-wide efforts to reduce litter and promote reuse and recycling.

1 Donlin Gold Net Present Value estimates as per the second updated feasibility study effective November 18, 2011, as amended January 20, 2012. All dollar figures are in USD and reflect after-tax net present value (at a 0% and 5% discount rates) of the Donlin Gold project as of 1/1/2014. At a 5% discount rate, the net present value is: $547m @ $1,200 gold; $1,465m @ $1,300 gold; $3,147m @ $1,500 gold; $4,581m @ $1,700 gold; $6,722m @ $2,000 gold; and $10,243m @ $2,500 gold. Project development costs prior to 1/1/2014 are treated as sunk costs.

▶
 www.novagold.com
Page | 2

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

At Galore Creek, over the last year, NOVAGOLD and its 50%-partner, Teck Corporation, conducted workshops and engineering analyses aimed at evaluating and optimizing scenarios for integrated mining, waste disposal and water management plans. All this work is aimed at enhancing the value of this important project, which, when built, is expected to be the largest copper mine in Canada.

At Galore Creek, we are also active in the community, sponsoring local fundraising events, supporting Tahltan literacy camps, as well as providing assistance and funding for research on the Tahltan language dictionary. In 2015, NOVAGOLD and Teck will continue to evaluate opportunities to further enhance the value of Galore Creek. In the meantime, we will continue to evaluate opportunities to monetize its value to strengthen our balance sheet and focus primarily on the permitting of Donlin Gold.

Our healthy financial position with more than $165 million in cash and term deposits, gives us flexibility to continue funding planned project activities, repay the remaining convertible notes and fulfill other financial obligations for years to come. Taking a no-dime-before-its-time philosophy, we strive to be careful stewards of the capital that was entrusted to us by our shareholders. As such, our team has streamlined the Company’s structure and operations. With the exception of the outstanding convertible notes repayment, the 2015 budget is expected to be even smaller than last year. Further details on the budget are provided in the 2015 Outlook section below.

In conclusion, we are fortunate to have two world-class assets in our portfolio. More than this, on a personal level, I feel privileged to have the opportunity to lead a team managing these assets that is among the most accomplished and experienced to be found anywhere in the gold industry. We are committed, and will continue to strive, to deliver on the objectives that were set when we joined the company, which is to develop what will be one of the most coveted precious metals mines in the world. We are truly humbled by the continued support and interest of all of our stakeholders and shareholders. As always, I express my most sincere gratitude to our employees, project teams, governments, Native Corporations and First Nations of the jurisdictions in which we operate for all their hard work and dedication. We are also grateful for the guidance and value-focused vision provided by our Board of Directors.

Financial Results

For the year ended November 30, 2014, NOVAGOLD reported a decrease in loss from operations of $17.8 million from $55.8 million in 2013 to $38.0 million in 2014. The decrease resulted from lower general and administrative expense and lower losses from equity investments in the Donlin Gold and Galore Creek projects. General and administrative expense decreased $4.9 million due to lower share-based compensation, office rent and professional fees. Our share of losses at the Donlin Gold project decreased by $0.6 million, as 2014 activities continued to focus primarily on permitting. At the Galore Creek project, our share of losses decreased by $11.4 million in 2014 because we did not have an exploration program, had reduced camp activity, and mobile equipment was fully depreciated in 2013.

Net loss decreased from $62.8 million ($0.20 per share – basic and diluted) in 2013 to $40.5 million ($0.13 per share – basic and diluted) in 2014. The decrease resulted primarily from the $17.8 million reduction in the loss from operations in 2014 compared to 2013. Interest expense decreased by $5.8 million due to the $79.2 million repurchase of convertible notes in 2013. We recorded a write-down of marketable securities and other investments totaling $3.2 million in 2013 and had a lower tax expense of $0.3 million in 2014 compared to $3.9 million in 2013.

▶
www.novagold.com
Page | 3

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

in thousands of U.S. dollars, except for per share amounts
	Year ended November 30, 2014 $	Year ended November 30, 2013 $
General and administrative expense (1)	22,046	26,991
Share of losses – Donlin Gold	13,985	14,620
Share of losses – Galore Creek	1,941	13,352
Depreciation Write-down of assets	36 -	37 776
Total operating expenses	38,008	55,776

Loss from operations	(38,008)	(55,776)
Other income (expense)	(2,213)	(3,088)

Income (loss) for the period	(40,484)	(62,760)
Income (loss) per share, basic and diluted	(0.13)	(0.20)

Cash and term deposits	165,325	191,262
Total assets	524,546	578,686
Total liabilities	119,430	113,037
(1)	General and administrative, salaries and severance, professional fees, and corporate and development.

Liquidity and Capital Resources

NOVAGOLD’s cash expenditures in 2014 were 14% under budget at $25.9 million (budget $30 million). Our share of cash funding for Donlin Gold in 2014 was $13.9 million for permitting, as well as community engagement and development. Our share of cash funding for Galore Creek in 2014 was $2.1 million, which primarily funded technical studies, administrative expenses, environmental monitoring, and site care and maintenance costs. General and administrative expense in 2014 was $22.0 million, including $10.2 million in non-cash share-based compensation.

With $165.3 million in cash and term deposits, we have sufficient working capital to repay the remaining $15.8 million of outstanding convertible notes due in May 2015, advance the Donlin Gold project through permitting and toward a record of decision, as well as fund technical studies at Galore Creek.

2015 Outlook

In 2015, we expect to spend approximately $44.8 million, which includes $15.8 million to repay the principal on the remaining convertible notes; $12.6 million to fund our share of expenditures at the Donlin Gold project to assist the Corps in continuing to advance the permitting process through issuance of the draft EIS, as well as maintain engagement with the stakeholder groups in the Yukon-Kuskokwim region; $1.6 million to fund our share of expenditures at the Galore Creek project to continue to advance technical studies in project mine planning and design, waste rock and water management, environmental monitoring, and site care and maintenance; and $14.8 million for general and administrative costs, interest, and joint Donlin Gold studies with Barrick ($1.5 million 50%-share). No drilling program is planned for either the Donlin Gold or Galore Creek projects in 2015.

Looking at the year ahead, NOVAGOLD will focus on five key areas: firstly, to advance the Donlin Gold project toward a construction/production decision; secondly, uphold strong relationships with all stakeholders; thirdly, advance Galore Creek mine planning and project design; fourthly, evaluate opportunities to monetize the value of Galore Creek; and lastly, maintain a healthy balance sheet.

▶
 www.novagold.com
Page | 4

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

Conference Call & Webcast Details

The conference call and webcast, to discuss these results, will take place January 29th, 2015 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast: North American callers: International callers: Participant Passcode:	www.novagold.com 1-877-415-3179 1-857-244-7322 90323184

The webcast will be archived on NOVAGOLD’s website for one year. For a transcript of the call please email info@novagold.com.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541,000,000 tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than 1,000,000 million ounces per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years.  NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC with an effective date of November 18, 2011, as amended January 20, 2012  (the “Second Updated Feasibility Study”).  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Robert Gill, P.Eng., Principal Consultant and Study Manager (AMEC Americas Limited), Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), Gregory Wortman, P. Eng., Technical Director Process (AMEC Americas Limited), Jay Melnyk, P. Eng. (AMEC Americas Limited), and Dana Rogers, P.E., Principal Tunneling Engineer (Lemley International), each of whom are independent "qualified persons" as defined by NI 43-101.

▶
 www.novagold.com
Page | 5

▶ NYSE-MKT, TSX: NG	NEWS RELEASE

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, mine life and value of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2015 outlook; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2014 with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

▶
www.novagold.com
Page | 6